UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 27, 2010 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2010, Cincinnati Financial Corporation renewed its unsecured line of credit with PNC Bank, N.A effective August 30, 2010.  The $75 million line of credit is a committed line of credit and may be used for general corporate purposes until expiration on August 28, 2011.  CFC Investment Company, a leasing and financing services subsidiary of Cincinnati Financial Corporation, also is a borrower under this line of credit.  All other terms of the expiring agreement, including pricing and fees, are unchanged.

Item 9.01 Financial Statements and Exhibits.

(c)       Exhibits

Exhibit 10.1 –	Letter Agreement by and among Cincinnati Financial Corporation, CFC Investment Company and PNC Bank, National Association, dated August 27, 2010 renewing $75 million committed line of credit.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: August 27, 2010	/s/ Steven J. Johnston
Steven J. Johnston, FCAS, MAAA, CFA
Chief Financial Officer, Senior Vice President, Secretary and Treasurer